LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer of Neurocrine Biosciences, Inc. (the
"Corporation"), hereby constitutes and appoints, jointly and severally Kevin C.
Gorman, Matt Abernethy, and Darin Lippoldt, each of them, the undersigned's true and lawful attorney-in-fact and agent, each with the power of substitution for him in any and all capacities to complete and execute such Forms 144, advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended)
and Forms 3, 4, and 5 advisable pursuant to section 16 of the Securities
Exchange Act of 1934, and other forms as such attorney shall in his or her discretion determine to be required by the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the
Corporation, and to do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed at San Diego California, as of the date set forth below

/s/ David W. Boyer
(Signature)

Date: February 9, 2022